UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 1, 2015

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC” and together with UPCIC, the “Insurance Entities”), each a wholly-owned subsidiary of Universal Insurance Holdings, Inc. (“Company”), completed the placement of the Company’s 2015-2016 reinsurance program effective June 1, 2015.

Reinsurance Generally

In the normal course of business, the Company seeks to limit the maximum net loss to the Insurance Entities that can arise from large risks, from having risks in concentrated areas of exposure and from catastrophes, such as hurricanes or other similar loss occurrences. The Insurance Entities therefore purchase certain reinsurance from other insurers or reinsurers to mitigate these potential losses. The Company’s intention is to limit its exposure and the exposure of its Insurance Entities, thereby protecting stockholders’ equity and the Insurance Entities’ capital and surplus, even in the event of catastrophic occurrences, through reinsurance agreements. Without these reinsurance agreements, the Insurance Entities would be more substantially exposed to catastrophic losses with a greater likelihood that those losses could exceed their available capital and surplus. Any such catastrophic event, or multiple catastrophes, could have a material adverse effect on the Insurance Entities’ solvency and our results of operations, financial condition and liquidity.

Below is a description of our 2015-2016 reinsurance program. Although the terms of the individual contracts vary, the Company believes the overall terms of the 2015-2016 reinsurance program are more favorable than the 2014-2015 reinsurance program. We are also retaining a greater percentage of gross written premiums with wind risk than we did under our 2014-2015 reinsurance program. There can be no assurance that our actual results of operations or financial condition will be positively affected by the 2015-2016 reinsurance program.

The Insurance Entities are responsible for insured losses related to catastrophic events in excess of coverage provided by their reinsurance programs. The Insurance Entities also remain responsible for insured losses notwithstanding the failure of any reinsurer to make payments otherwise due to the Insurance Entities. The Insurance Entities’ inability to satisfy valid insurance claims resulting from catastrophic events could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

UPCIC Reinsurance Program

Effective June 1, 2015, UPCIC will retain 30% more of its gross written premiums than during the June 1, 2014 through May 31, 2015 period through the elimination of its multiple line quota share reinsurance arrangement. The contract was terminated on a cutoff basis, with unearned premium to be returned to UPCIC. As a result, UPCIC is now retaining 100% of its own organically grown business, effective June 1, 2015.

Effective June 1, 2015 through May 31, 2016, under various excess catastrophe contracts, UPCIC obtained catastrophe coverage of 70% of $813,000,000 in excess of $35,000,000, covering certain loss occurrences occurring in all states, including hurricanes. This 70% catastrophe coverage has a second full limit available with additional premium calculated pro rata as to amount and 100% as to time, as applicable. UPCIC also obtained catastrophe coverage of 30% of $813,000,000 in excess of $35,000,000, covering certain loss occurrences occurring in Florida, including hurricanes, with 30% of $528,000,000 in excess of $35,000,000 of this capacity available to cover certain loss occurrences occurring in all states, including hurricanes. This 30% catastrophe coverage has a second full limit available with additional premium calculated pro rata as to amount and 100% as to time, as applicable. All catastrophe layers attaching above $90,000,000 are placed with a cascading feature so that all capacity could be made available in excess of $90,000,000 under certain loss scenarios. In addition, 50% of the total catastrophe capacity placed below the Florida Hurricane Catastrophe Fund (“FHCF”) was placed on a three-year basis.

For capacity with reinstatement premium, UPCIC purchased reinstatement premium protection which reimburses UPCIC for its cost to reinstate the layers of catastrophe coverage up to the enter point of the estimated FHCF.

The total cost of UPCIC’s private catastrophe reinsurance program, effective June 1, 2015 through May 31, 2016, is $138,019,880. In addition, UPCIC purchases reinstatement premium protection as described above, the cost of which is $30,121,423.

Effective June 1, 2015 through May 31, 2016, UPCIC purchased subsequent catastrophe event excess of loss reinsurance to cover certain levels of loss through three catastrophe events including hurricanes. Specifically, UPCIC obtained catastrophe coverage that covers 100% of $55,000,000 excess of $35,000,000 in excess of $110,000,000 otherwise recoverable. The total cost of the third event catastrophe excess of loss reinsurance contract is $2,750,000.

Effective June 1, 2015 through June 1, 2016, under an excess catastrophe contract specifically covering risks located in the state of Hawaii, UPCIC obtained catastrophe coverage of 100% of $25,000,000 in excess of $10,000,000 covering certain loss occurrences including hurricanes. The layer of coverage has a second full limit available to UPCIC with additional premium is calculated pro rata as to amount and 100% as to time, as applicable. The cost of UPCIC’s excess catastrophe contract specifically covering risks in Hawaii is $625,000.

UPCIC also obtained coverage from the FHCF. The approximate coverage is estimated to be for 90% of $1,280,000,000 in excess of $445,000,000. The estimated premium that UPCIC plans to cede to the FHCF for the 2015 hurricane season is $90,039,162.

With the implementation of UPCIC’s 2015-2016 reinsurance program effective June 1, 2015, the Company would retain a pre-tax net liability of $35,000,000 for the first, second and third catastrophic events relating to the UPCIC all states program and a pre-tax net liability of $10,000,000 for the first and second catastrophic events relating to the UPCIC Hawaii program. At the current level of coverage and retention, the Company believes that it could realize the effects of three loss occurrences of $900,000,000 each and still be profitable in 2015. To put this size loss in perspective, recent catastrophe modeling indicates that a repeat of Hurricane Andrew would cause approximately $600,000,000 of loss to UPCIC.

The largest private participants in UPCIC’s reinsurance program include leading reinsurance companies and providers such as Nephila Capital, Everest Re, Renaissance Re, ACE Tempest Re and Lloyd’s of London syndicates.

APPCIC Reinsurance Program

Effective June 1, 2015 through May 31, 2016, under three layers in an excess catastrophe contract, APPCIC obtained catastrophe coverage of $19,700,000 in excess of $2,000,000 covering certain loss occurrences including hurricanes. The coverage of $19,700,000 in excess of $2,000,000 has a second full limit available to APPCIC; additional premium is calculated pro rata as to amount and 100% as to time, as applicable. All catastrophe layers are placed with a cascading feature so that all capacity could be made available in excess of $2,000,000 under certain loss scenarios. The total cost of APPCIC’s private catastrophe reinsurance program effective June 1, 2015 through May 31, 2016 is $1,382,750.

Effective June 1, 2015 through May 31, 2016, APPCIC purchased reinstatement premium protection which reimburses APPCIC for its cost to reinstate the first layer of $5,500,000 in excess of $2,000,000. The cost of APPCIC’s purchased reinstatement premium protection is $114,383.

APPCIC also obtained coverage from the FHCF. The approximate coverage is estimated to be 90% of $22,000,000 in excess of $7,500,000. The estimated premium that APPCIC plans to cede to the FHCF for the 2015 hurricane season is $1,528,000.

Effective June 1, 2015 through May 31, 2016, APPCIC entered into a multiple line excess per risk contract with various reinsurers. Under this multiple line excess per risk contract, APPCIC has coverage of $8,500,000 in excess of $500,000 ultimate net loss for each risk and each property loss, and $1,000,000 in excess of $300,000 for each casualty loss. A $19,500,000 aggregate limit applies to the term of the contract for property related losses and a $2,000,000 aggregate limit applies to the term of the contract for casualty related losses. The total cost of the APPCIC multiple line excess reinsurance program effective June 1, 2015 through May 31, 2016 is $1,195,000.

With the implementation of APPCIC’s 2015-2016 reinsurance program effective June 1, 2015, the Company would retain a pre-tax net liability of $2,000,000 for the first and second catastrophic events relating to the APPCIC program.

The largest private participants in APPCIC’s reinsurance program include leading reinsurance companies such as Everest Re, ACE Tempest Re, Hiscox, Hannover Ruck, and Lloyd’s of London syndicates.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The word “believe,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results or events could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 2, 2015	Universal Insurance Holdings, Inc.

/s/ Jon W. Springer
Jon W. Springer
Executive Vice President and Chief Operating Officer

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